EXHIBIT 10.20

                    AMENDMENT TO SHARED FACILITIES AGREEMENT

     Amendment, dated as of March 3rd, 1998, between Recoton Audio Corporation ("LICENSOR," formerly known as International Jensen Incorporated), and International Jensen Incorporated ("LICENSEE," formerly known as IJI Acquisition) to the Shared Facilities Agreement between RAC and IJI dated as of August 28, 1996 (the " AGREEMENT.")

     In consideration of the following covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee hereby agree to amend the Agreement as follows:

     1. Effective April 1, 1998, the Schiller License shall extend until September 30, 2000, subject to termination rights set forth in Section 5.1 of the Agreement, as amended hereby, and Licensee's Schiller Park Proportionate Share shall be fixed for the term of the Schiller License at 62%, which percentage shall not be further adjusted without prior written agreement of the parties.

     2. Section 5.1(a) (iii) is hereby amended to read as follows: "For any reason or for no reason, by Licensee on or after October 1, 1999 on written notice (the "TERMINATION NOTICE") given to Licensor at least 90 days prior to the effective termination date (the "EFFECTIVE DATE OF TERMINATION") on the following terms: (i) if the noticed Effective Date of Termination is between October 1, 1999 and December 31, 1999 (dates inclusive), Licensee shall pay Licensee $100,000 as liquidated damages; (ii) if the noticed Effective Date of Termination is between January 1, 2000 and March 31, 2000 (dates inclusive), Licensee shall pay Licensee $60,000 as liquidated damages; (iii) if the noticed Effective Date of Termination is between April 1, 2000 and June 30, 2000 (dates inclusive), Licensee shall pay Licensee $45,000 as liquidated damages; and (iv) if the noticed Effective Date of Termination is between July 1, 2000 and September 30, 2000 (dates inclusive), Licensee shall pay Licensee $15,000 as liquidated damages, which amount of liquidated damages shall be paid with and be a condition of the effectiveness of the Termination Notice."

     3. Section 5.2 is amended to read: "All of Licensee's Property, including the Purchased Assets as that term is defined in the Purchase Agreement, shall be removed by Licensee from a Shared Facility not later than the termination of the license for such facility, at the expense of Licensee."

     4. Section 7.2 is amended to provide that notice to Licensor shall be sent to the address for Recoton Corporation as set forth in Section 7.2, attn.: Joe Massot, notice to Stroock & Stroock & Lavan LLP should be sent to 180 Maiden Lane, New York , NY 10038 and notice to Licensee shall be sent to International Jensen Incorporated at the address set forth for Licensee.

     5. The parties acknowledge that the license with respect to the Lincolnshire Facility has terminated.
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     6. The Agreement continues in full force and effect in accordance with its terms as amended hereby.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date set forth above.

                                        LICENSOR:

                                        RECOTON AUDIO CORPORATION, a Delaware
                                        corporation


                                        By:      /s/ Stuart Mont
                                        Its:     Vice President



                                        LICENSEE:


                                        INTERNATIONAL JENSEN INCORPORATED,
                                        an Illinois corporation


                                        By:      James E. Sula
                                        Its:     Senior Vice President